Exhibit 4.1

RETO ECO-SOLUTIONS, INC.

2022 SHARE INCENTIVE PLAN 2022年股权激励计划

1. Purpose and Effective Date.

1. 目的和生效日期。

(a) The purpose of the ReTo Eco-Solutions, Inc. 2022 Share Incentive Plan (the “Plan”) is to further the long-term stability and financial success of ReTo Eco-Solutions, Inc. (the “Company”) by attracting and retaining personnel, including employees, non-employee directors, and consultants, through the use of stock incentives. It is believed that ownership of Company stock will stimulate the efforts of those employees upon whose judgment, interest and efforts the Company is and will be largely dependent for the successful conduct of its business.

(a) ReTo Eco-Solutions, Inc. 2022年股权激励计划（以下简称“计划”）的目的是通过使用股票激励措施吸引和留住员工（包括雇员、非雇员董事和顾问），促进ReTo Eco-Solutions, Inc.的长期稳定和财务成功。(“公司”)的长期稳定和财务成功。我们相信，公司股票的所有权将激励这些员工的努力，公司业务的成功开展在很大程度上取决于他们的判断、兴趣和努力。

(b) The Plan was adopted by the Board of Directors of the Company on November 2, 2022 (the “Effective Date”), subject to shareholder approval.

(b) 本计划由公司董事会于2022年 11月2日（“生效日期”）通过，但须经股东批准。

2. Definitions.

2.定义。

(a) Act. The U.S. Securities Exchange Act of 1934, as amended.

(a) 法案。指经修订的1934年的美国《证券交易法》。

(b) Affiliate. The meaning assigned to the term “affiliate” under Rule 12b-2 of the Act.

(b) 关联公司。根据法案第12b-2条就“关联公司”一词所赋予的含义。

(c) Applicable Withholding Taxes. The aggregate amount of federal, state and local income and payroll taxes that the Company or its Affiliate is required to withhold (based on the minimum applicable statutory withholding rates) in connection with any exercise of an Option or the Award, lapse of restrictions or payment with respect to Restricted Stock.

(c) 适用的预扣税款。指公司或其关联公司因行使期权或奖励，或者限制性股票的限制失效或支付而须预扣的联邦、州和地方所得税和工资税的总额（根据最低适用的法定预扣率）。

(d) Award. The award of an Option or Restricted Stock under the Plan.

(d)  奖励。指根据本计划授予的期权或限制性股票。

(e) Beneficiary. The person or persons entitled to receive a benefit pursuant to an Award upon the death of a Participant.

(e) 受益人。指有权在参与人死亡后根据奖励获得利益的人。

(f) Board. The Board of Directors of the Company.

(f) 董事会。指本公司的董事会。

(g) Cause. Dishonesty, fraud, misconduct, gross incompetence, gross negligence, breach of a material fiduciary duty, material breach of an agreement with the Company or its Affiliate, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Committee, which determination shall be binding. Notwithstanding the foregoing, if “Cause” is defined in an employment agreement between a Participant and the Company (or its Affiliate), “Cause” shall have the meaning assigned to it in such agreement.

(g) 原因。指不诚实、欺诈、行为不端、严重无能、严重疏忽、违反重大受托责任、严重违反与公司或其关联公司签订的协议、未经授权使用或披露机密信息或商业秘密、或被定罪或供认犯有应受法律惩罚的罪行（轻微违法行为除外），在每种情况下，由委员会决定，这种决定应具有约束力。尽管有上述规定，如果 “原因”在参与者和公司或其关联公司之间的就业协议中有所定义，则 “原因”应具有该协议中赋予它的含义。

(h) Change of Control.

(h) 控制权的改变。

(i) The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Act) of 50% or more of the then outstanding common shares of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors. The term “unrelated person” means any person other than (x) the Company and its subsidiaries, (y) an employee benefit plan or related trust sponsored by the Company or its subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition. For purposes of this subsection, a “person” means an individual, entity or group, as that term is used for purposes of the Act;

(i) 指任何非关联人士获得本公司当时已发行的普通股或本公司当时已发行的有投票权的证券的合并投票权的50%或以上的实际所有权（该术语的使用应参见《法案》），有权在选举董事时进行投票。“非关联人士”是指除以下人士外的任何人士：（x）本公司及其子公司，（y）本公司或其子公司赞助的员工福利计划或相关信托，以及（z）根据与本公司达成的协议收购本公司股票的人士，该协议在收购前已获董事会批准。就本分节而言，”人 “是指个人、实体或团体，该术语的使用应参见《法案》；

(ii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;

(ii) 指公司与任何其他公司的兼并或合并，但若该等兼并或合并将导致公司在兼并或合并前发行的有表决权证券在该兼并或合并后仍然继续代表公司或存续实体或其母公司流通的有表决权证券（通过仍然保持流通或者被转换为存续实体或其母公司的表决权证券的方式）至少 50% 的总投票权的情形，则不包含在内；

(iii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) 指公司完成出售或者处置公司全部或几乎全部的资产；或者

(iv) A liquidation of the Company.

(iv) 指公司的清算。

(i) Code. The U.S. Internal Revenue Code of 1986, as amended.

(i) 法典。指经修订的1986年的美国《国内税收法》。

(j) Committee. The Compensation Committee of the Board.

(j) 委员会。指董事会的薪酬委员会。

(k) Company. ReTo Eco-Solutions, Inc., a business company incorporated in the British Virgin Islands, or any successor thereto.

(k) 公司。指ReTo Eco-Solutions, Inc.，一间在英属维尔京群岛注册成立的商业公司或其任何继任公司。

(l) Company Stock. The common shares of the Company. In the event of a change in the capital structure of the Company (as provided in Section 12 below), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

(l) 公司股票。指本公司的普通股。如果公司的资本结构发生变化（如下文第12节的规定），由这种变化产生的股份应被视为本计划意义上的公司股票。

(m) Consultant. A consultant or adviser who provides bona fide services to the Company, a parent, or a subsidiary as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the U.S. Securities Act of 1933, as amended.

(m) 顾问。指作为独立承包商向公司、母公司或子公司提供实质上服务的独立顾问，且其根据经修订的1933 年美国证券法下Form S-8 说明中的项目A.1. (a)(1) 符合顾问的资格。

(n) Corporate Change. A consolidation, merger, dissolution or liquidation of the Company, or a sale or distribution of assets or stock (other than in the ordinary course of business) of the Company; provided that, unless the Committee determines otherwise, a Corporate Change shall only be considered to have occurred with respect to Participants whose business unit is affected by the Corporate Change.

(n) 公司变更。指公司的合并、兼并、解散或清算，或公司资产或股票的出售或分配（除正常业务过程外）；但除非委员会另有决定，公司变更应仅被视为发生在其业务单位受公司变更影响的参保者身上。

(o) Date of Grant. The date as of which an Award is made by the Committee.

(o) 授予日期。指委员会作出奖励的日期。

(p) Disability or Disabled. As to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

(p) 残疾或残废。对于激励性股票期权来说，是指法典第22(e)(3)条意义上的残疾。对于所有其他奖励，委员会应决定是否存在残疾，该决定应是结论性的。

(q) Fair Market Value.

(q) 公平市场价值。

(i) If Company Stock is traded on a national securities exchange, the average of the highest and lowest registered sales prices of Company Stock (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(i) 如果公司股票在国家证券交易所交易，则指依据华尔街日报或委员会认为可靠的其他来源报告，公司股票在该交易所的最高和最低登记销售价格的平均值（或若无销售时，则以收盘买价为准）。

(ii) If Company Stock is traded in the over-the-counter market, the average between the closing bid and asked prices of Company Stock, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(ii) 如果公司股票在场外市场交易，则指依据华尔街日报或委员会认为可靠的其他来源报告，公司股票收盘买价和卖价之间的平均值；或

(iii) If shares of Company Stock are not publicly traded, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

(iii) 如果公司股票没有公开交易，公平市场价值应由委员会使用任何合理的方法基于诚信确定。

Fair Market Value shall be determined as of the applicable date specified in the Plan or, if there are no trades on such date, the value shall be determined as of the last preceding day on which Company Stock is traded.

公平市场价值应在计划中规定的适用日期确定，如果该日期没有交易，则应在公司股票交易的前一天确定价值。

(r) Incentive Stock Option. An Option intended to meet the requirements of, and qualify for favorable Federal income tax treatment under, Code Section 422.

(r) 激励性股票期权。一种旨在满足法典第422条规定的要求，并有资格获得有利的联邦所得税待遇的期权。

(s) Nonstatutory Stock Option. An Option that does not meet the requirements of Code Section 422, or that is otherwise not intended to be an Incentive Stock Option and is so designated.

(s) 非法定股票期权。不符合法典第422条要求的期权，或者不打算成为激励性股票期权并被如此指定。

(t) Option. A right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

(t) 期权。根据本计划授予的购买公司股票的权利，其价格根据本计划确定。

(u) Participant. Any individual who receives an Award under the Plan.

(u) 参与者。根据本计划获得奖励的任何个人。

(v) Restricted Stock. Company Stock awarded upon the terms and subject to the restrictions set forth in Section 7 below.

(v) 限制性股票。根据下文第7条规定的条款和限制而授予的公司股票。

(w) 10% Shareholder. A person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

(w) 10%的股东。直接或间接拥有的股票占公司或关联公司所有类别股票总投票权的10%以上的人。间接拥有的股票应根据法典第424(d)条确定。

3. General. Awards of Options and Restricted Stock may be granted under the Plan. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

3. 一般情况。根据本计划可以授予期权和限制性股票的奖励。根据本计划授予的期权可以是激励性股票期权或非法定股票期权。

4. Stock.

4.  股票。

(a) Subject to Section 12 of the Plan, there shall be reserved for issuance under the Plan a total of 5,000,000 unissued shares of Company Stock.

(a) 根据本计划第12条，应保留总共 5,000,000 股未发行的公司股票供本计划分配。

(b) On the first day of each calendar year during the term of the Plan, commencing on January 1, 2023 and continuing until (and including) January 1, 2032, the number of shares of Company Stock available under the Plan shall automatically increase by a number equal to the lesser of (i) 5% of the total number of shares of Company Stock issued and outstanding on December 31 of the calendar year immediately preceding the date of such increase and (ii) a number of shares of Company Stock determined by the Committee.

(b) 在本计划期间内每个日历年的第一天，从 2023 年 1 月 1 日开始并持续到（包括）2032 年 1 月 1 日，本计划下可分配的公司股票数量将自动增加下列数量中较少的数量 (i)在紧邻增加数量日期的前一日历年 12 月 31 日已发行和流通的公司股票总数的 5% 和 (ii)由委员会决定的增加数量。

(c) Shares allocable to Options granted under the Plan that expire or otherwise terminate unexercised and shares that are forfeited pursuant to restrictions on Restricted Stock awarded under the Plan may again be subjected to an Award under this Plan. Shares surrendered by a Participant or retained by the Company (i) in connection with the exercise of an Option or (ii) in payment of Applicable Withholding Taxes shall again become available for issuance under the Plan (but such Shares shall not again become available for issuance as Incentive Stock Options).

(c) 根据本计划授予的期权到期或以其他方式终止未行使的股票，以及根据本计划授予的限制性股票的限制而被没收的股票，可以再次成为本计划的奖励对象。参与者交出的或公司保留的股份 (i) 与行使期权有关的或 (ii) 用于支付适用的预扣税款，将可根据本计划再次发行（但该等股份将不可再用于作为激励性股票期权发行）。

(d) No more than 5,000,000 shares of Company Stock (subject to adjustment pursuant to Section 12) may be issued under the Plan upon the exercise of Incentive Stock Options.

(d) 在行使激励性股票期权时，不得根据本计划发行超过 5,000,000 股的公司股票（根据第 12 条进行调整）。

5. Eligibility.

5. 资格。

(a) Any employee of, non-employee director of, or Consultant to the Company or its Affiliates is eligible to become a Participant. The Committee shall have the power and complete discretion, as provided in Section 14, to select eligible Participants and to determine for each Participant the terms, conditions and nature of the Award and the number of shares to be allocated as part of the Award; provided, however, that any award made to a member of the Committee must be approved by the Board. The Committee is expressly authorized to make an Award to a Participant conditioned on the surrender for cancellation of an existing Award.

(a) 本公司或其关联公司的任何雇员、非雇员董事或顾问均有资格成为参与者。根据第14条的规定，委员会有权力和完全的自由裁量权来选择合格的参与者，并为每个参与者决定奖励的条款、条件和性质以及作为奖励的一部分分配的股份数量；但是，向委员会成员作出的任何奖励必须由董事会批准。委员会被明确授权以交出现有奖励为条件向参与者作出奖励。

(b) The grant of an Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant or to make further grants to the employee at any time thereafter.

(b) 授予奖励并不意味着公司有义务向雇员支付任何特定数额的报酬，在授予后继续雇用雇员或在此后的任何时间向雇员进一步授予。

(c) Non-employee directors and Consultants shall not be eligible to receive the Award of an Incentive Stock Option.

(c) 非雇员董事和顾问没有资格获得激励性股票期权的奖励。

6. Stock Options.

6. 股票期权。

(a) Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the exercise price per share, whether the options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. This notice, when duly accepted in writing by the Participant, shall become a stock option agreement between the Company and the Participant.

(a) 当委员会认为适合授予期权时，应向参与者发出通知，说明授予期权的股份数量、每股行使价格、期权是激励性股票期权还是非法定股票期权，以及授予和行使期权所需的条件。该通知一旦被参与者正式书面接受，将成为公司和参与者之间的股票期权协议。

(b) The Committee shall establish the exercise price of Options. The exercise price of an Incentive Stock Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant, provided that if the Participant is a 10% Shareholder, the exercise price of an Incentive Stock Option shall be not less than 110% of the Fair Market Value of such shares on the Date of Grant.

(b) 委员会应确定期权的行使价格。激励性股票期权的行使价格应不低于授予日期该股份公平市场价值的100%，但如果参与者是10%的股东，激励性股票期权的行使价格应不低于授予日期该股份公平市场价值的110%。

(c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant’s stock option agreement. The Committee may impose such vesting conditions and other requirements as the Committee deems appropriate, and the Committee may include such provisions regarding a Change of Control or Corporate Change as the Committee deems appropriate.

(c) 期权可在委员会在参与者的股票期权协议中规定的时间全部或部分行使。委员会可以规定委员会认为适当的归属条件和其他要求，委员会还可以包括委员会认为适当的关于控制权变更或公司变更的规定。

(d) The Committee shall establish the term of each Option in the Participant’s stock option agreement. The term of an Incentive Stock Option shall not be longer than ten years from the Date of Grant, except that an Incentive Stock Option granted to a 10% Shareholder may not have a term in excess of five years. No option may be exercised after the expiration of its term or, except as set forth in the Participant’s stock option agreement, after the termination of the Participant’s employment. The Committee shall set forth in the Participant’s stock option agreement when, and under what circumstances, an Option may be exercised after termination of the Participant’s employment or period of service; provided that no Incentive Stock Option may be exercised after (i) three months from the Participant’s termination of employment with the Company for reasons other than Disability or death, or (ii) one year from the Participant’s termination of employment on account of Disability or death. The Committee may, in its sole discretion, amend a previously granted Incentive Stock Option to provide for more liberal exercise provisions, provided however that if the Incentive Stock Option as amended no longer meets the requirements of Code Section 422, and, as a result the Option no longer qualifies for favorable federal income tax treatment under Code Section 422, the amendment shall not become effective without the written consent of the Participant.

(d) 委员会应在参与者的股票期权协议中规定每个期权的期限。激励性股票期权的期限从授予日期开始不得超过十年，但授予10%的股东的激励性股票期权的期限不得超过五年。任何期权都不得在其期限届满后行使，或在参与者的股票期权协议中规定的情况下，在参与者的就业终止后行使。委员会应在参与者的股票期权协议中规定，在参与者的就业或服务期终止后，何时以及在何种情况下可以行使期权；但在(i)参与者因残疾或死亡以外的原因与公司终止就业三个月后，或(ii)参与者因残疾或死亡而终止就业一年后，不得行使奖励性股票期权。委员会可以自行决定修改以前授予的激励性股票期权，以规定更宽松的行使条款，但是，如果修改后的激励性股票期权不再符合法典第422条的要求，因此，该期权不再符合法典第422条规定的有利的联邦所得税待遇，则未经参与者的书面同意，该修改不得生效。

(e) An Incentive Stock Option, by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of Company Stock with respect to which Incentive Stock Options are exercisable by the Participant for the first time during the calendar year does not exceed $100,000 (the “Limitation Amount”). Incentive Stock Options granted under the Plan and all other plans of the Company and any parent or subsidiary of the Company shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

(e) 根据激励性股票期权的条款，在任何一个日历年中，只有当参与者在该日历年中首次行使激励性股票期权所涉及的公司股票的公平市场价值（在授予日期确定）总额不超过100,000美元（“限制金额”）时，才可以行使激励性股票期权。根据本计划和本公司及本公司任何母公司或子公司的所有其他计划授予的激励性股票期权应合并计算，以确定是否已超过限制金额。委员会可对激励性股票期权施加其认为适当的条件，以确保满足上述要求。如果在一个日历年内首次可行使的激励性股票期权超过了限制金额，在法律允许的范围内，超出的期权将被视为非法定的股票期权。

(f) If a Participant dies and if the Participant’s stock option agreement provides that part or all of the Option may be exercised after the Participant’s death, then such portion may be exercised by the personal representative of the Participant’s estate during the time period specified in the stock option agreement.

(f) 如果参与者死亡，且参与者的股票期权协议规定部分或全部期权可在参与者死亡后行使，则该部分期权可由参与者的遗产代理人在股票期权协议规定的时间段内予以行使。

(g) If a Participant’s employment or services is terminated by the Company for Cause, the Participant’s Options shall terminate as of the date of the misconduct.

(g) 如果参与者的就业或服务因故被公司终止，参与者的期权应在不当行为发生之日终止。

7. Restricted Stock Awards.

7. 限制性股票奖励。

(a) Whenever the Committee deems it appropriate to grant a Restricted Stock Award, notice shall be given to the Participant stating the number of shares of Restricted Stock for which the Award is granted and the terms and conditions to which the Award is subject. This notice, when accepted in writing by the Participant, shall become an Award agreement between the Company and the Participant. Certificates representing the shares shall be issued in the name of the Participant, subject to the restrictions imposed by the Plan and the Committee. A Restricted Stock Award may be made by the Committee in its discretion without cash consideration.

(a) 只要委员会认为授予限制性股票奖励是合适的，就应向参与者发出通知，说明授予奖励的限制性股票的数量以及奖励的条款和条件。该通知在被参与者书面接受后，应成为公司与参与者之间的奖励协议。代表股票的证书应以参与者的名义发行，但须遵守本计划和委员会的限制规定。限制性股票奖励可由委员会自行决定，不需要现金补偿。

(b) The Committee may place such restrictions on the transferability and vesting of Restricted Stock as the Committee deems appropriate, including restrictions relating to continued employment and financial performance goals. Without limiting the foregoing, the Committee may provide performance or Change of Control or Corporate Change acceleration parameters under which all, or a portion, of the Restricted Stock will vest on the Company’s achievement of established performance objectives. Restricted Stock may not be sold, assigned, transferred, disposed of, pledged, hypothecated or otherwise encumbered until the restrictions on such shares shall have lapsed or shall have been removed pursuant to subsection (c) below.

(b) 委员会可对限制性股票的可转让性和归属做出委员会认为适当的限制，包括与持续雇佣和财务业绩目标有关的限制。在不限制上述规定的情况下，委员会可提供业绩或控制权变更或公司变更加速参数，根据这些参数，所有或部分限制性股票将在公司实现既定业绩目标后归属。在限制性股票的限制失效或根据下文(c)款取消限制之前，不得出售、转让、转移、处置、质押、抵押或以其他方式设置权利负担。

(c) The Committee may provide in a Restricted Stock Award, or subsequently, that the restrictions will lapse if a Change of Control or Corporate Change occurs. The Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or may remove restrictions on Restricted Stock as it deems appropriate.

(c) 委员会可在限制性股票奖励中或随后规定，如果发生控制权变更或公司变更，限制将失效。委员会可在任何时候自行决定加快任何或所有限制的失效时间，或在其认为适当的时候取消对限制性股票的限制。

(d) A Participant shall hold shares of Restricted Stock subject to the restrictions set forth in the Award agreement and in the Plan. In other respects, the Participant shall have all the rights of a shareholder with respect to the shares of Restricted Stock, including, but not limited to, the right to vote such shares and the right to receive all cash dividends and other distributions paid thereon. Certificates representing Restricted Stock shall bear a legend referring to the restrictions set forth in the Plan and the Participant’s Award agreement. If stock dividends are declared on Restricted Stock, such stock dividends or other distributions shall be subject to the same restrictions as the underlying shares of Restricted Stock

(d) 参与者持有的限制性股票应受到奖励协议和计划中规定的限制。在其他方面，参与者对限制性股票享有股东的所有权利，包括但不限于投票权和收取所有现金股息和其他分配款的权利。代表限制性股票的证书应带有一个说明，提及本计划和参与者奖励协议中规定的限制。如果限制性股票被宣布派发股票红利，这种股票红利或其他分配应受到与限制性股票相关股份相同的限制。

8. Method of Exercise of Options. Options may be exercised by giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. Such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may (i) deliver Company Stock that the Participant has owned for at least six months (valued at Fair Market Value on the date of exercise), or (ii) exercise any applicable net exercise provision contained therein. Unless otherwise specifically provided in the Option, any payment of the exercise price paid by delivery of Company Stock acquired directly or indirectly from the Company shall be paid only with shares of Company Stock that have been held by the Participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes).

8. 行使期权的方法。 参与者可以通过向公司发出书面行使通知来行使期权，并说明参与者选择根据期权购买的股份数量。该通知只有在附有全额现金行使价的情况下才有效；但是，如果期权的条款允许，参与者可以(i)交付参与者已经拥有至少六个月的公司股票（按行使日的公平市场价值估值），或者(ii)行使其中包含的任何适用的净行使条款。除非期权中另有特别规定，任何通过交付直接或间接从公司获得的公司股票来支付的行权价款，只能用参与者已持有六个月以上的公司股票来支付（或为避免在财务会计中计入收益而需要的更长或更短的时间）。

9. Applicable Withholding Taxes. Each Participant shall agree, as a condition of receiving an Award, to pay to the Company or its Affiliate, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Award. Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates (or, in the case of Restricted Stock, no stock certificates free of a restrictive legend) shall be issued to the Participant. As an alternative to making a cash payment to the Company to satisfy Applicable Withholding Tax obligations, the Committee may establish procedures permitting the Participant to elect to (a) deliver shares of already owned Company Stock (subject to such restrictions as the Committee may establish, including a requirement that any shares of Company Stock so delivered shall have been held by the Participant for not less than six months) or (b) have the Company retain that number of shares of Company Stock that would satisfy all or a specified portion of the Applicable Withholding Taxes. Any such election shall be made only in accordance with procedures established by the Committee.

9. 适用的预扣税款。作为领取奖励的一个条件，每个参与者应同意向公司或其关联公司支付，或作出令公司满意的安排，支付与奖励有关的所有适用预扣税款。在支付适用的预扣税款或做出令公司满意的安排之前，不得向参与者发放股票（如果是限制性股票，则不得发放不含限制性标志的股票）。作为向公司支付现金以履行预扣税义务的替代方案，委员会可制定程序，允许参与者选择(a) 交付已经拥有的公司股票（受委员会可能制定的限制，包括要求如此交付的任何公司股票应被参与者持有不少于六个月）或(b) 由公司保留一定数量的公司股票，以满足全部或特定部分的预扣税。任何此类选择只能根据委员会制定的程序进行。

10. Nontransferability of Awards.

10. 奖励的不可转让性。

(a) In general, Awards, by their terms, shall not be transferable by the Participant except by will or by the laws of descent and distribution or except as described below. Options shall be exercisable, during the Participant’s lifetime, only by the Participant or by his guardian or legal representative.

(a) 一般来说，根据其条款，除非有遗嘱或根据世袭和分配法，或如下所述，否则参与者不得转让奖励。在参与者生前，期权只能由参与者或其监护人或法定代表人行使。

(b) Notwithstanding the provisions of (a) and subject to federal and state securities laws, the Committee may grant Nonstatutory Stock Options that permit a Participant to transfer the Options to one or more immediate family members, to a trust for the benefit of immediate family members, or to a partnership, limited liability company, or other entity the only partners, members, or interest-holders of which are among the Participant’s immediate family members. Consideration may not be paid for the transfer of Options. The transferee of an Option shall be subject to all conditions applicable to the Option prior to its transfer. The agreement granting the Option shall set forth the transfer conditions and restrictions. The Committee may impose on any transferable Option and on stock issued upon the exercise of an Option such limitations and conditions as the Committee deems appropriate.

(b) 尽管有(a)项的规定，在遵守联邦和州证券法的前提下，委员会可以授予非法定股票期权，允许参 与者将期权转让给一个或多个直系亲属、为直系亲属利益而设立的信托基金、或合作伙伴、有限责 任公司、或其他实体（其唯一的合作伙伴、成员或利益持有人是参与者的直系亲属）。在转让期权时，不得支付对价。期权的受让人在转让前应受制于所有适用于该期权的条件。授予期权的协议应规定转让条件和限制。委员会可以对任何可转让的期权和因行使期权而发行的股票施加委员会认为合适的限制和条件。

11. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on the tenth anniversary of the Effective Date. No Awards shall be made under the Plan after its termination. The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Awards granted under the Plan (except pursuant to Section 12), expands the class of persons eligible to receive Awards, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Awards as it deems appropriate to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, materially and adversely affect a Participant’s rights under an Award previously granted to him.

11. 终止、修改、变更。如果董事会不提前终止，本计划应在生效日期十周年的营业结束时终止。在本计划终止后，不得根据本计划进行奖励。董事会可以终止本计划，也可以在其认为合适的方面修改本计划；但不得做出任何改变以增加根据本计划授予的奖励所保留的公司股票总数（根据第12条除外），扩大有资格获得奖励的人员类别，或大幅增加参与者根据本计划应得的利益，除非这种改变得到公司股东授权。尽管有上述规定，董事会可以在其认为适当的情况下单方面修改本计划和奖励，以使激励性股票期权符合美国法典及其规定的要求。除前句规定外，未经参与者同意，本计划的终止或修订不得对参与者先前授予他的奖励的权利产生重大不利影响。

12. Change in Capital Structure.

12. 资本结构的变化。

(a) In the event of a stock dividend, stock split or combination of shares, spin-off, reclassification, recapitalization, merger or other change in the Company’s capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common shares or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of options, and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(a) 如果发生股票红利、股票拆分或合并、分拆、重新分类、资本重组、合并或公司股本的其他变化（包括但不限于设立或向股东普遍发放购买公司普通股或优先股的权利、期权或认股权）。根据本计划发行的公司股票或证券的数量和种类（根据未完成的奖励和未来授予的奖励）、期权的行使价格以及其他相关规定应由委员会进行适当调整，委员会的决定对所有人都有约束力。如果调整会产生任何奖励的碎股，委员会可适当调整奖励所涉及的股份数量，以消除碎股。

(b) In the event the Company distributes to its shareholders a dividend, or sells or causes to be sold to a person, other than the Company or a subsidiary, shares of stock in any corporation (a “Spinoff Company”) which, immediately before the distribution or sale, was a majority owned subsidiary of the Company, the Committee shall have the power, in its sole discretion, to make such adjustments as the Committee deems appropriate. The Committee may make adjustments in the number and kind of shares or other securities to be issued under the Plan (under outstanding Awards and Awards to be granted in the future), the exercise price of Options, and other relevant provisions, and, without limiting the foregoing, may substitute securities of a Spinoff Company for securities of the Company. The Committee shall make such adjustments as it determines to be appropriate, considering the economic effect of the distribution or sale on the interests of the Company’s shareholders and the Participants in the businesses operated by the Spinoff Company, and subject to the proviso that any such adjustments or new options shall not be made or granted, respectively, that would result in subjecting the Plan to variable plan accounting treatment. The Committee’s determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any Award, the Committee may adjust appropriately the number of shares covered by the Award so as to eliminate the fractional shares.

(b) 如果本公司向其股东分配股息，或向本公司或子公司以外的人出售或导致出售任何公司（”剥离公司”）的股票，而该公司在分配或出售之前是本公司拥有多数股权的子公司，则委员会有权自行决定作出委员会认为适当的调整。委员会可对根据本计划（根据未完成的奖励和未来授予的奖励）发行的股份或其他证券的数量和种类、期权的行使价格以及其他相关规定进行调整，并且在不限制上述规定的情况下，可以用剥离公司的证券取代本公司的证券。委员会应在考虑到分配或出售对公司股东和参与者在剥离公司经营的业务中的利益的经济影响后，做出其认为适当的调整，但条件是，任何此类调整或新期权的做出或授予，不得导致本计划受到可变计划会计处理的影响。委员会的决定对所有人员都有约束力。如果调整会产生任何奖励的零星股份，委员会可以适当调整奖励所涉及的股份数量，以消除零星股份。

(c) To the extent required to avoid a charge to earnings for financial accounting purposes, adjustments made by the Committee pursuant to this Section 12 to outstanding Awards shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the adjustment and (ii) the ratio of the exercise price per share to the market value per share is not reduced.

(c) 为避免在财务会计方面产生费用，委员会根据本第12条对尚未兑现的奖励进行的调整，应使(i)紧接调整后的奖励的内在价值总额不高于或低于调整前的奖励内在价值总额，并且(ii)每股行使价与每股市场价值的比率不减少。

(d) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee’s determination shall be conclusive and binding on all persons for all purposes. The Committee shall make its determinations consistent with the applicable provisions of the Code.

(d) 即使本计划有任何相反的规定，委员会可以不经任何参与者同意而采取上述行动，而且 委员会的决定应是决定性的，在所有方面对所有人都有约束力。委员会的决定应符合《法典》的适用条款。

13. Change of Control. In the event of a Change of Control or Corporate Change, the Committee may take such actions with respect to Awards as the Committee deems appropriate. These actions may include, but shall not be limited to, the following:

13. 控制权的变更。在控制权变更或公司变更的情况下，委员会可对奖励采取委员会认为适当的行动。这些行动可能包括，但不限于以下方面。

(a) At the time the Award is made, provide for the acceleration of the vesting schedule relating to the exercise or realization of the Award so that the Award may be exercised or realized in full on or before a date initially fixed by the Committee;

(a) 在作出奖励时，规定加速与行使或实现奖励有关的归属时间表，以便奖励可以在委员会最初确定的日期或之前全部行使或实现。

(b) Provide for the purchase or settlement of any such Award by the Company for any amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of a Participant’s rights had such Award been currently exercisable or payable;

(b) 规定公司以任何数额的现金购买或结算任何此类奖励，其数额相当于在该奖励目前可行使或应支付的情况下行使该奖励或实现参与者的权利所能获得的数额。

(c) Make adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change of Control or Corporate Change; provided, however, that to the extent required to avoid a charge to earnings for financial accounting purposes, such adjustments shall be made so that both (i) the aggregate intrinsic value of an Award immediately after the adjustment is not greater than or less than the Award’s aggregate intrinsic value before the Award and (ii) the ratio of the exercise price per share to the market value per share is not reduced; or

(c) 在委员会认为适当的情况下，对当时尚未兑现的奖励进行调整，以反映该控制权变更或公司变更；但是，在需要避免为财务会计目的而从收益中扣除的情况下，该等调整应使(i)紧接调整后的奖励的总内在价值不高于或低于奖励前的总内在价值，以及(ii)每股行使价与每股市场价值的比率不减少；或

(d) Cause any such Award then outstanding to be assumed, or new rights substituted therefore, by the acquiring or surviving legal entity in such Change of Control or Corporate Change.

(d) 在控制权变更或公司变更中，使当时尚未兑现的任何此类奖励由收购方或存续的法律实体承担，或用新的权利替代。

14. Administration of the Plan.

14. 计划的管理。

(a) The Plan shall be administered by the Committee, who shall be appointed by the Board. The Board may designate the Compensation Committee of the Board, or a subcommittee of the Compensation Committee, to be the Committee for purposes of the Plan. The Board may from time to time may appoint members of the Committee and fill vacancies, however caused, in the Committee.

(a) 本计划由董事会任命的委员会负责管理。董事会可指定董事会的薪酬委员会，或薪酬委员会的一个小组委员会，作为本计划的委员会。董事会可以不时地任命委员会成员，并填补委员会的由任何原因造成的空缺。

(b) The Committee shall have the authority to impose such limitations or conditions upon an Award as the Committee deems appropriate to achieve the objectives of the Award and the Plan. Without limiting the foregoing and in addition to the powers set forth elsewhere in the Plan, the Committee shall have the power and complete discretion to determine (i) which eligible persons shall receive an Award and the nature of the Award, (ii) the number of shares of Company Stock to be covered by each Award, (iii) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (iv) the Fair Market Value of Company Stock, (v) the time or times when an Award shall be granted, (vi) whether an Award shall become vested over a period of time, according to a performance-based vesting schedule or otherwise, and when it shall be fully vested, (vii) the terms and conditions under which restrictions imposed upon an Award shall lapse, (viii) whether a Change of Control or Corporate Change exists, (ix) the terms of incentive programs, performance criteria and other factors relevant to the issuance of Awards or the lapse of restrictions on Restricted Stock or Options, (x) when Options may be exercised, (xi) whether to approve a Participant’s election with respect to Applicable Withholding Taxes, (xii) conditions relating to the length of time before disposition of Company Stock received in connection with an Award is permitted, (xiii) notice provisions relating to the sale of Company Stock acquired under the Plan, and (xiv) any additional requirements relating to Awards that the Committee deems appropriate. Notwithstanding the foregoing, no “tandem stock options” (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options.

(b) 委员会有权对奖励施加委员会认为适当的限制或条件，以实现奖励和本计划的目标。在不限制在不限制上述规定的情况下，除了本计划其他部分规定的权力外，委员会应有权并完全酌情决定：

(i) 哪些符合条件的人应获得奖励和奖励的性质，

(ii) 每项奖励所涵盖的公司股票的数量，

(iii) 期权应是激励性股票期权还是非法定股票期权。

(iv) 公司股票的公平市场价值，

(v) 授予奖励的时间，

(vi) 奖励是否在一段时间内根据业绩归属时间表或其他方式归属，以及何时完全归属，

(vii) 奖励所受限制失效的条款和条件。

(viii) 是否存在控制权变更或公司变更，

(ix) 激励计划的条款、业绩标准和其他与发行奖励或限制性股票或期权的限制失效有关的因素，

(x) 何时可以行使期权，

(xi) 是否批准参与者关于适用预扣税款的选择。

(xii) 与允许处置因奖励而收到的公司股票的时间长度有关的条件，

(xiii) 与出售根据本计划获得的公司股票有关的通知条款，以及

(xiv) 与委员会认为适当的奖励有关的任何其他要求。尽管有上述规定，但在激励性股票期权中不得发行 “串联股票期权”（即两个股票期权一起发行，一个期权的行使会影响另一个期权的行使权）。

(c) The Committee shall have the power to amend the terms of previously granted Awards so long as the terms as amended are consistent with the terms of the Plan and, where applicable, consistent with the qualification of an Option as an Incentive Stock Option. The consent of the Participant must be obtained with respect to any amendment that would materially and adversely affect the Participant’s rights under the Award, except that such consent shall not be required if such amendment is for the purpose of complying any requirement of the Code applicable to the Award.

(c) 委员会有权修改以前授予的奖励的条款，只要修改后的条款与本计划的条款相一致，并在适用的情况下，与激励股票期权的资格相一致。任何会对参与者的权利产生重大不利影响的修订必须征得参与者的同意，但如果该修订是为了遵守适用于该奖励的法典的任何要求，则不需要征得同意。

(d) The Committee may adopt rules and regulations for carrying out the Plan. The Committee shall have the express discretionary authority to construe and interpret the Plan and the Award agreements, to resolve any ambiguities, to define any terms, and to make any other determinations required by the Plan or an Award agreement. The interpretation and construction of any provisions of the Plan or an Award agreement by the Committee shall be final and conclusive. The Committee may consult with counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

(d) 委员会可以通过规则和条例来执行本计划。委员会有明确的自由裁量权来解释本计划和奖励协议，解决任何含糊不清的问题，定义任何术语，并作出本计划或奖励协议所要求的任何其他决定。委员会对本计划或奖励协议的任何条款的解释和说明应是最终和决定性的。委员会可以咨询律师，律师可以是公司的法律顾问，并且不对任何根据法律顾问的建议而善意采取的行动承担任何责任。

(e) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

(e) 委员会过半数的成员构成法定人数，委员会的所有行动均应由出席会议的过半数成员作出。任何行动都可以通过所有成员签署的书面文件进行，这样采取的任何行动都应像在会议上采取的那样完全有效。

15. Issuance of Company Stock. The Company shall not be required to issue or deliver any certificate for shares of Company Stock before (a) the admission of such shares to listing on any stock exchange on which Company Stock may then be listed, (b) receipt of any required registration or other qualification of such shares under any state or federal securities law or regulation that the Company’s counsel shall determine is necessary or advisable, and (c) the Company shall have been advised by counsel that all applicable legal requirements have been complied with. The Company may place on a certificate representing Company Stock any legend required to reflect restrictions pursuant to the Plan, and any legend deemed necessary by the Company’s counsel to comply with federal or state securities laws. The Company may require a customary written indication of a Participant’s investment intent. Until a Participant has been issued a certificate for the shares of Company Stock acquired, the Participant shall possess no shareholder rights with respect to the shares.

15. 公司股票的发行。在以下情况下，公司无需发行或交付公司股票的任何证书：(a) 该等股票获准在公司股票当时可能上市的任何证券交易所上市；(b) 根据任何州或联邦证券法律或法规收到该等股票的任何必要登记或其他资格，而公司的律师认为这是必要或可取的；(c) 公司已被律师告知所有适用的法律要求都已得到遵守。公司可在代表公司股票的证书上放置反映本计划所规定限制的任何图例，以及公司律师认为对遵守联邦或州证券法有必要的任何图例。公司可能会要求参与者按惯例以书面形式表明其投资意向。在参与者获得所购公司股票的证书之前，参与者不拥有与股票有关的股东权利。

16. Rights Under the Plan. Title to and beneficial ownership of all benefits described in the Plan shall at all times remain with the Company. Participation in the Plan and the right to receive payments under the Plan shall not give a Participant any proprietary interest in the Company or any Affiliate or any of their assets. No trust fund shall be created in connection with the Plan, and there shall be no required funding of amounts that may become payable under the Plan. A Participant shall, for all purposes, be a general creditor of the Company. The interest of a Participant in the Plan cannot be assigned, anticipated, sold, encumbered or pledged and shall not be subject to the claims of his creditors.

16. 本计划下的权利。本计划中所述的所有福利的所有权和实益所有权在任何时候都属于公司。参与本计划和根据本计划获得付款的权利不应给予参与者在本公司或任何关联公司或其任何资产中的任何所有权利益。不应设立与本计划有关的信托基金，也不应要求为根据本计划可能支付的金额提供资金。就所有目的而言，参与者应是公司的一般债权人。参与者在本计划中的权益不能被转让、预期、出售、抵押或质押，并且不应受到其债权人的索赔。

17. Beneficiary. A Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive any payments under Awards of Restricted Stock or Options after the Participant’s death. If a Participant makes no valid designation, or if the designated beneficiary fails to survive the Participant or otherwise fails to receive the benefits, the Participant’s beneficiary shall be the first of the following persons who survives the Participant: (a) the Participant’s surviving spouse, (b) the Participant’s surviving descendants, per stirpes , or (c) the personal representative of the Participant’s estate.

17. 受益人。参与者可在委员会提供的表格上指定一名或多名受益人，在参与者死亡后接收限制性股票或期权奖励的任何款项。如果参与者没有做出有效的指定，或者指定的受益人在参与者去世后未能存活，或者未能获得利益，参与者的受益人应是参与者存活的下列人员中的第一人：(a) 参与者的未亡配偶，(b) 参与者的未亡后代，或(c) 参与者的遗产代理人。

18. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows: (a) if to the Company — at its principal business address to the attention of the Secretary; (b) if to any Participant — at the last address of the Participant known to the sender at the time the notice or other communication is sent.

18. 通知。本计划要求或允许发出的所有通知和其他通信应采用书面形式，如果亲自送达或以头等舱邮寄，并预付邮资，则应视为已正式发出：(a) 如果是给公司，则寄到公司的主要营业地址，由秘书收；(b) 如果是给任何参与者，则寄到寄件人在发送通知或其他通信时已知的参与者的最后地址。

19. Interpretation. The terms of this Plan and Awards granted pursuant to the Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury relating to the qualification of Incentive Stock Options under the Code, to the extent applicable, and they are subject to all present and future rulings of the Securities and Exchange Commission, to the extent applicable. If any provision of the Plan or an Award conflicts with any such regulation or ruling, to the extent applicable, the Committee shall cause the Plan to be amended, and shall modify the Award, so as to comply, or if for any reason amendments cannot be made, that provision of the Plan and/or the Award shall be void and of no effect.

19. 解释。本计划的条款和根据本计划授予的奖励，在适用范围内，须遵守财政部部长关于激励性股票期权的资格或遵守法典所有现行和未来的法规和裁决，并且在适用的情形下，须遵守证券交易委员会的所有现行和未来的裁决。如果本计划的任何条款或奖励与任何此类法规或裁决相冲突，在适用的范围内，委员会应促使本计划得到修正，并应修改奖励，以符合规定，或者如果由于任何原因不能进行修正，本计划的该条款和/或奖励应无效，没有任何效力。

20. Discretionary Nature of Plan. The benefits and rights provided under the Plan are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments. Unless otherwise required by applicable laws, the benefits and rights provided under the Plan are not to be considered part of a Participant’s salary or compensation or for purposes of calculating any severance, resignation, redundancy, or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. By acceptance of an Award, a Participant waives any and all rights to compensation or damages as a result of the termination of employment with the Company or its Affiliates for any reason whatsoever insofar as those rights result or may result from this Plan or any Award.

20. 本计划的酌情裁量性。本计划提供的福利和权利是具有酌情裁量性的，并且，虽然该等福利和权利是由公司提供，其并不构成定期付款。除非适用法律另有规定，否则本计划提供的福利和权利不得视为参与者工资或薪酬的一部分或者用于计算任何遣散费、辞职、裁员或其他服务终止下的付款、假期、奖金、 长期服务奖励、赔偿、养老金或退休福利，或任何其他付款、福利或任何种类的权利。对于因终止与公司或其关联公司的雇佣关系而获得赔偿或损害赔偿的任何权利，若该等权利来自或可能来自本计划或任何奖励，参与者通过接受奖励放弃该等权利。

21. Choice of Law. The Plan will be governed by and construed in accordance with the internal laws of the State of New York, without reference to any choice of law principles.

21. 法律选择。本计划将受纽约州州法律管辖并按其解释，不援引任何法律选择原则。